Exhibit 10.13

CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Rd.

Waynesboro, GA 30830

LONG ISLAND BRAND BEVERAGES LLC

P.O. Box 845, Long Beach, New York 11561

Gentlemen:

This letter is to confirm our understanding concerning the basic terms of a proposed transaction between Cullen Agricultural Holding Corp. (“Company”) and LONG Island Brand Beverages LLC (“LIIT”).

1.          Within one day of executing this letter, the Company will loan LIIT $600,000 (the “Initial Loan”). The Initial Loan will be evidenced by a promissory note in substantially the form attached hereto as Exhibit A, bearing interest at 6% interest per annum and maturing on August 31, 2014 (the “Maturity Date). $450,000 of the Initial Loan will be used by LILT to repay all remaining amounts due to Struck Holdings LLC under that certain Promissory Note (the “Struck Agreement”) issued by LIIT to Struck Holdings LLC on August Poi, 2013. LIIT will make such payment to Struck Holdings LLC within seven days of executing this letter.

2.          The Company will then have the option to loan LIIT an additional $600,000 (the “Additional Loan”) within two weeks of executing this letter. The Additional Loan will be in the same form as the Initial Loan; provided, however, that if the Company determines not to make the Additional Loan, the interest rate on the Initial Loan will be increased to 12% per annum.

3.          Assuming the Company makes the Initial Loan and Additional Loan, during the period specified in Paragraph 10 below the parties will endeavor in good faith to negotiate a definitive agreement (the “Agreement”) pursuant to which (i) a wholly-owned subsidiary of the Company would merge with and into LIIT with LIIT surviving the merger and becoming a wholly-owned subsidiary of the Company and (ii) the Company would issue to the holders of membership interests of LIIT (“Membership Interests”) shares of the Company's common stock (“Company Shares”). The Agreement will provide that the aggregate purchase price for the Membership Interests will be $5 million less all outstanding debt (excluding accounts payable) plus cash and cash equivalents (excluding accounts receivable) of LIIT, which will result in the issuance to the holders of LIIT Membership Interests of approximately 59% of the Company Shares following the transaction. Each party's obligation to negotiate an Agreement in good faith, and to close the contemplated transaction, shall be subject to the satisfactory completion in all material respects of its due diligence investigation pursuant to Paragraph 13 below, it being acknowledged that, for this purpose, materiality shall mean existence of issues that could have a material impact on such party's valuation or assessment of the other party and the potential transaction or the advisability of proceeding with such transaction.

4.          The Company, as the publicly held holding company for LIIT, will amend its charter on the closing date of the transaction contemplated by the Agreement (the “Closing Date”) to, among other things, change its name to a name selected by LIIT. The Board of Directors of the Company from and after the Closing Date will include persons selected by LIIT and persons (“Continuing Directors”) selected by the current board of directors of the Company.

5.          The Agreement shall be structured to accomplish a separate execution and closing, to provide, among other things, the time necessary to prepare a “super 8-K” with respect to the combined company, to obtain the necessary consents from the stockholders of the Company and LIIT and for the Company to file an information statement with the Securities and Exchange Commission, if necessary, in order to effectuate the matters covered in paragraph 4 above.

6.          The Agreement will provide that the holders of LIIT Membership Interests that receive Company Shares in the transaction shall not sell or otherwise transfer such shares (except for estate planning and other customary exceptions) for a period of one year from the Closing Date without the consent of the Continuing Directors.

7.          The parties will work towards signing the Agreement by December 15, 2013 and will seek to close the transaction within 90 days thereafter.

8.          The Agreement will contain customary affirmative and negative covenants of each party and representations and warranties concerning LIIT and the Company and their respective affiliates and business and financial condition and will also contain an obligation on the part of each of the Company and LIIT to indemnify and hold the Company and LIIT harmless from any damages suffered by the Company or LIIT arising out of or in connection with the operation of the Company or LIIT, respectively, prior to the Closing Date and the breach of either party of its representations and warranties contained in the Agreement. A mutually agreed upon portion of Company Shares to be issued in the transaction will be placed in escrow by LIIT members, pursuant to an escrow agreement to be negotiated, to secure such indemnity obligations of LIIT, and the Company will similarly commit to issuing an agreed upon number of additional Company Shares to LITT members to secure the Company's indemnity obligations.

9.          The closing of the transaction will be subject to conditions usual in transactions of the type contemplated, including the receipt of all consents of third parties which may be necessary to effect the transaction. In addition, the transaction will be conditioned upon LIIT receiving the approval of its members and all necessary court and governmental entities. The parties agree that they will work expeditiously towards satisfying the required closing conditions following the execution of the Agreement.

10.        During the period beginning on the date hereof and ending on December 15, 2013, LIIT will not, without the Company's consent, negotiate with any other party, or offer to negotiate with any other party, with respect to a sale of its assets or Membership Interests or other similar transaction or business combination.

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11.          None of the parties hereto (without the written consent of the others) will make any public announcement or other dissemination (public or private) of information concerning our discussions and the contemplated transaction; provided, however, that the Company may make reference to this letter in any presentation to be provided to prospective investors in connection with capital raising efforts so long as such investors have executed a confidentiality agreement and LIIT has had an opportunity to review and comment on such reference. Additionally, the Company may make any disclosure which its counsel advises is required by applicable law, regulation or stock exchange rule, in which case LIIT will be advised and the parties will use their best efforts to cause a mutually agreeable release or announcement to be issued. The Company and LIIT may also make appropriate disclosure to their executive officers, directors, investors and professional advisors. LIIT will not engage in any transactions involving securities of the Company prior to the time a public announcement is made of the contemplated transaction (or until it is determined not to proceed with the potential transaction) and will use its best efforts to ensure that its officers, directors and affiliates do not engage in any such transactions.

12.          Except as set forth in this Paragraph 12, each party shall bear its own expenses in connection with the proposed transaction. Notwithstanding anything else to the contrary contained herein or otherwise, LIIT acknowledges and agrees that if (a) the Company is ready, willing and able to close the potential transaction (including having obtained all shareholder and third-party approvals) and (b) the potential transaction is not consummated due to either (i) LIIT's failure to obtain member approval or any requisite third-party approval, (ii) LIIT's breach of any of its binding obligations under this letter or (iii) the Company learning of a materially negative fact relating to LIIT or its operations in the Company's due diligence investigation of LIIT prior to entering into the Agreement, then LIIT shall reimburse the Company for all of its documented, out-of-pocket expenses and fees reasonably incurred in connection with the potential transaction, including, without limitation, the Company's reasonable accountant and attorney fees.

13.          During the period from the date hereof to the Closing Date, each party will give to the other, and to their respective accountants, counsel and other representatives, full access during normal business hours to all of their property, contracts, commitments, books and records, and will furnish to the other party all such documents and copies of documents and information with respect to its affairs as the other party may, from time to time, reasonably request. The parties and their accountants, counsel and other representatives shall hold all information received by them in confidence except information which (a) at the time of disclosure was in the public domain, (b) after disclosure, became part of the public domain other than as a result of a breach of this covenant or (c) is required to be disclosed pursuant to legal process.

14.          Other than as set forth in Paragraphs 1, 3 and 10-14 hereof (which constitute binding agreements of the parties), this letter is intended only as an expression of the parties to proceed expeditiously to negotiate, draft and execute a definitive form of Agreement on the terms and conditions contained herein and shall not be deemed to constitute a legally binding commitment of the parties hereto, it being the parties' intention to proceed with the transaction herein only if a definitive Agreement is executed and delivered. The Company and LITT each recognize that matters material to the transaction, which are not addressed herein. may be raised by one another for inclusion in the Agreement.

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It is our desire to move expeditiously towards completion of these transactions on the basis of the terms and conditions contained herein. To indicate your commitment toward such goal and your agreement with the terms of this letter, please sign below.

Very truly yours,

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name: Paul Vassilakos
Title: CEO

ACCEPTED AND AGREED TO:

LONG ISLANDBIWBEVERAGES LLC

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: Managing Member

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Exhibit A

[See Exhibit 10.6 to the Registration Statement]

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CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Road

Waynesboro, GA 30830

             December 12, 2013

Long Island Brand Beverages LLC

PO Box 845

Long Beach, New York 11561

Re:	Amendment No. 1 to Letter of Intent

Dear Mr. Thomas:

Cullen Agricultural Holding Corp. (the “Company”) and Long Island Brand Beverages LLC (“LIIIT”) hereby agree to amend, as set forth below, the Letter of Intent (“Letter of Intent”) between the two parties. Capitalized terms used herein that are not otherwise defined will have the same meaning as they were given in the Letter of Intent.

1.          The reference to December 15, 2013 in Sections 7 and 10 is hereby amended to be December 23, 2013.

With the exception of the aforementioned changes, the Letter of Intent remains in full force and effect.

If the foregoing correctly sets forth our agreement, please so confirm by signing below.

Very truly yours,

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer

Accepted and confirmed:

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Managing Member

CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Road

Waynesboro, GA 30830

December 27, 2013

Long Island Brand Beverages LLC

PO Box 845

Long Beach, New York 11561

Re:	Amendment No. 2 to Letter of Intent

Dear Mr. Thomas:

Cullen Agricultural Holding Corp. (the “Company”) and Long Island Brand Beverages LLC (“LIIT”) hereby agree to amend, as set forth below, the Letter of Intent (“Letter of Intent”) between the two parties. Capitalized terms used herein that are not otherwise defined will have the same meaning as they were given in the Letter of Intent.

1.          The reference to December 23, 2013 in Sections 7 and 10 is hereby amended to be January 15, 2014.

With the exception of the aforementioned changes, the Letter of Intent remains in full force and effect.

If the foregoing correctly sets forth our agreement, please so confirm by signing below.

Very truly yours,

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer

Accepted and confirmed:

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Managing Member

CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Road

Waynesboro, GA 30830

February 27, 2014

Long Island Brand Beverages LLC

PO Box 845

Long Beach, New York 11561

Re:	Amendment No. 3 to Letter of Intent

Dear Mr. Thomas:

Cullen Agricultural Holding Corp. (the “Company”) and Long Island Brand Beverages LLC (“LIIT”) hereby agree to amend, as set forth below, the Letter of Intent (“Letter of Intent”) between the two parties. Capitalized terms used herein that are not otherwise defined will have the same meaning as they were given in the Letter of Intent.

1.          The reference to January 15, 2014 in Sections 7 and 10 is hereby amended to be May 31st, 2014.

With the exception of the aforementioned changes, the Letter of Intent remains in full force and effect.

If the foregoing correctly sets forth our agreement, please so confirm by signing below.

Very truly yours,

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer

Accepted and confirmed:

LONG ISLAND BRAND. BEVERAGES LLC

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Managing Member

CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Road

Waynesboro, GA 30830

August 11, 2014

Long Island Brand Beverages LLC

PO Box 845

Long Beach, New York 11561

Re:	Amendment No. 4 to Letter of Intent

Dear Mr. Thomas:

Cullen Agricultural Holding Corp. (the “Company”) and Long Island Brand Beverages‘ LLC (“LIIT”) hereby agree to amend, as set forth below, the Letter of Intent, as previously amended (“Letter of Intent”) between the two parties. Capitalized terms used herein that are not otherwise defined will have the same meaning as they were given in the Letter of Intent.

1.          The reference to January 15, 2014 in Sections 7 and 10 is hereby amended to be November 15.2014.

With the exception of the aforementioned changes, the Letter of Intent remains in full force and effect.

If the foregoing correctly sets forth our agreement, please so confirm by signing below.

Very truly yours,

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer

Accepted and confirmed: LONG ISLAND

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Managing Member